Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-167972 and No. 333-189933) of XenoPort, Inc. and in the related Prospectus, and

(2)	Registration Statements (Form S-8 Nos. 333-125518, 333-133357, 333-142844, 333-150730, 333-159021, 333-166760, 333-171626, 333-178947 and 333-185940) pertaining to the 1999 Stock Plan, the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, the 2005 Employee Stock Purchase Plan and the 2010 Inducement Award Plan of XenoPort, Inc., the New Hire Option Agreements between each of Vincent J. Angotti and David A. Stamler, M.D. and XenoPort, Inc. and the New Hire Stock Unit Award Agreements between each of Vincent J. Angotti and David A. Stamler, M.D. and XenoPort, Inc.;

of our report dated July 17, 2013 relating to the Statement of Assets Acquired of the Horizant Product Line of Glaxo Group Ltd, which are included in the Current Report on Form 8-K/A of XenoPort, Inc. dated July 17, 2013.

/s/ Ernst & Young LLP

Redwood City, California

July 17, 2013